SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): June 15, 1994

                        NEW JERSEY RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)





         NEW JERSEY                    1-8359                   22-2376465
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

     1415 WYCKOFF ROAD                                         07719
      WALL, NEW JERSEY                                       (Zip Code)
(Address of principal executive
         offices)

                                 (908)938-1480
              (Registrant's telephone number, including area code)





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Item 5. Other Items

     Reference is made to Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Consolidated Operations - Paradigm Power, Inc. in the Annual Report on Form 10-K/A for the fiscal year ended September 30, 1993 of New Jersey Resources Corporation (the Company), concerning an agreement between a subsidiary of Paradigm Power, Inc. and an affiliate of Destec Energy, Inc. (Harriman Energy) to jointly develop a proposed 57-megawatt, natural gas-fired cogeneration project in Harriman, New York (the Northway Project).

     Harriman Energy had agreed to sell electricity to Orange & Rockland Utilities, Inc. (Orange & Rockland) pursuant to a 25-year power purchase agreement entered into in May 1991, as supplemented. On June 15, 1994, Harriman Energy and Orange & Rockland, agreed to terminate the power purchase agreement effective on or about June 21, 1994.

     Paradigm Power's share of the net proceeds from this transaction is estimated at approximately $4.2 million, to be received over three years, plus interest. Accordingly, the Company's results for the three months ended June 30, 1994 will include after-tax income of approximately $2.5 million, or $.15 per share, related to this transaction.





                                   SIGNATURE
                                   ---------




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                           NEW JERSEY RESOURCES CORPORATION
                                           --------------------------------


Date: June 24, 1994                        By: /s/Laurence M. Downes
      -------------                            ---------------------
                                                  Laurence M. Downes
                                                  Senior Vice President and
                                                  Chief Financial Officer